EXHIBIT 10.1

                             THE QUIGLEY CORPORATION

                                STOCK OPTION PLAN
                                       FOR
                CONSULTANTS, ADVISORS AND NON-EMPLOYEE DIRECTORS

         The securities issued pursuant to this Plan have not been registered pursuant to the Securities Act of 1933, as amended. The securities may be offered or sold only pursuant to (i) a Registration Statement pursuant to such Act, including a Registration Statement on Form S-8, or (ii) an opinion of counsel, satisfactory to the Company, that an exemption from registration pursuant to such Act is available.

         1. PURPOSE. The purpose of this Plan is to secure long term relationships for The Quigley Corporation, and thereby afford its stockholders the benefits arising from capital stock ownership by the Company's Consultants, Advisors, and Non-Employee Directors, who can help in the company's growth and success and to provide an effective means of compensation for such persons and entities providing services to the Company in lieu of cash payments therefor.

         2. ADMINISTRATION. The Plan shall be administered by a "Compensation Committee" which shall consist of not less than two members appointed by the Board of Directors, but who need not be members of such Board, and all of whom shall be disinterested persons. The term "disinterested person" shall mean a person who, at the time he or she exercises discretion in administering the Plan, has not at any time one year prior thereto has been issued shares of Common Stock pursuant to exercise of Options granted under the Plan. The Board of Directors may from time to time and in its sold discretion remove members from or add members to the Committee. Vacancies, however caused, shall be filled by the Board of Directors. The Committee may act at a meeting, including telephonically, in which a majority are present, or by written consent of a majority of the Committee. The Committee shall have the authority to construe and interpret the Plan, to define the terms used herein, and to review, deliberate and act upon the written recommendations of the Chief Executive Officer of the Company with respect to shares of Common Stock proposed to be issued pursuant to the Plan. All determinations and interpretations made by the Committee shall be binding and conclusive upon all participants in the Plan and on their legal representatives and beneficiaries. The initial Compensation Committee shall consist of Mr. Guy Quigley and Mr. Charles Phillips, Directors of the Company.

         3. ELIGIBILITY AND PARTICIPATION. Consultants, Advisors and Non-Employee Directors, to the Company, or any of its subsidiary corporations, shall be eligible for participation in the Plan. Each person or entity acquiring shares of Common Stock pursuant to exercise of Options granted under the Plan shall be acquiring such shares for investment purposes only, in lieu of cash compensation for services rendered to the Company, and at such exercise price(s) as shall be determined by the Compensation Committee at time of grant. Such shares issuable upon exercise of any Option shall be issued only upon opinion of counsel that an exemption from registration pursuant to the Securities Act of 1933, as amended, is available

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for such issuance. The Company may, but is not required to, register such shares for public sale pursuant to the Act, including but not limited to a Registration on Form S-8.

         4. SHARES SUBJECT TO PLAN. Subject to modification by the Board of Directors in accordance with the By-Laws of the Company, the stock to be issued pursuant to Options granted pursuant to this Plan shall be limited to 15,000,000 shares of Common Stock ($.0001 par value), which number of shares have been reserved for issuance in accordance with the terms of this Plan by prior action of the Board.

         5. ADJUSTMENTS. If the outstanding shares of the Common Stock of the Company are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of the Company, through reorganization, recapitalization, reclassification, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares authorized to be issued pursuant to this Plan.

         6. ASSIGNMENT OR TRANSFER OF OPTIONS. Options granted pursuant to the Plan may not be transferred by the Option grantee without the express written consent of the Compensation Committee, except that an Option grantee shall not be required to obtain such consent for transfer or sale of such Option to any member of the Option grantee's immediate family, including a transfer by operation of law, or a transfer or sale to a corporation or partnership of which the Option grantee holds at least a 25% interest at the time of such transfer or sale.

         7. AMENDMENT AND TERMINATION OF PLAN. The Board of Directors of the Company may at any time, by appropriate action, suspend or terminate the Plan, or amend the terms and conditions of the Plan.

         8. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as directors of the Company, the members of the Committee shall be indemnified by the Company to the full extent permitted by the Business Corporation Law of the State of Nevada, and to indemnify and hold harmless each member with respect to any action, claim, suit or proceeding to which such indemnification applies, including the costs and expenses of defense.

         9. APPLICABLE LAW. The terms and conditions of this Plan, and all proceedings related thereto, shall be interpreted and construed in accordance with the Laws of the Commonwealth of Pennsylvania. Sole jurisdiction and venue for any action or proceeding arising in connection with the Plan shall reside with the appropriate court of the Commonwealth of Pennsylvania held in and for the County of Bucks.

         10. EFFECTIVE DATE. The Plan shall be come effective as of the 15th day of November, 1994, and shall expire of the 14th day of November, 1999, unless further extended by appropriate action of the Board of Directors.


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